Exhibit 99.1

News Release

Investor Contact:
Taylor Hudson
+1 603.430.5397
thudson@spragueenergy.com
Sprague Resources LP Reports Third Quarter 2016 Results
Portsmouth, NH (November 7, 2016) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the third quarter ended September 30, 2016.

•	Net sales were $422.8 million for the third quarter of 2016, compared to net sales of $558.0 million for the third quarter of 2015.

•	Net loss was $8.8 million for the third quarter of 2016, compared to net income of $8.6 million for the third quarter of 2015.

•	Adjusted gross margin was $54.8 million for the third quarter of 2016, compared to adjusted gross margin of $50.3 million for the third quarter of 2015.

•	Adjusted EBITDA was $19.3 million for the third quarter of 2016, compared to adjusted EBITDA of $12.6 million for the third quarter of 2015.
“Sprague’s strong third quarter results once again highlight the strength of our business model,” said David Glendon, President and Chief Executive Officer. “Adjusted gross margin increased $4.4 million, adjusted EBITDA grew by $6.7 million, and Sprague generated $3.7 million more distributable cash flow than the third quarter of 2015. The strategic acquisition of Santa Buckley Energy's natural gas and electricity assets, continued discipline managing operating expenses and SG&A costs, and solid utilization of our storage asset capabilities have all contributed to our success this year. Sprague has delivered 12% distribution growth to unitholders over the last four quarters, while maintaining 1.8 times distribution coverage.”
Refined Products

•	Refined Products segment volumes decreased 17% to 237.5 million gallons in the third quarter of 2016, compared to 287.6 million gallons in the third quarter of 2015.

•	Adjusted gross margin in the Refined Products segment increased $6.8 million, or 21%, to $38.7 million in the third quarter of 2016, compared to $31.9 million in the third quarter of 2015.
“Refined Products adjusted gross margin increased 21% year over year as an improved market structure for carrying inventory and associated basis gains more than offset lower distillate and gasoline sales volumes,” said Mr. Glendon.

Natural Gas

•	Natural Gas segment volumes increased 12% to 11.8 Bcf in the third quarter of 2016, compared to 10.5 Bcf in the third quarter of 2015.

•	Natural Gas adjusted gross margin was $2.8 million for the third quarter of 2016, a decrease of $1.7 million compared to the third quarter of 2015.

“Higher natural gas volumes and associated margin from the Santa acquisition were offset by increased supply costs to serve our customers and reduced optimization opportunities compared to a year ago due to extended Algonquin pipeline maintenance during the quarter,” reported Mr. Glendon.
Materials Handling

•	Materials Handling adjusted gross margin decreased by $0.7 million or 6%, to $11.3 million for the third quarter 2016, compared to $12.0 million for the third quarter 2015.
“Sprague’s Materials Handling results were driven by windmill component handling timing differences and lower pulp export demand by our customers. Asphalt and furnace slag handling activities partially offset the break bulk declines,” said Mr. Glendon.
Quarterly Distribution Increase
On October 28, 2016, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced its tenth consecutive distribution increase and approved a cash distribution of $0.5625 per unit for the quarter ended September 30, 2016, representing a 3% increase over the distribution declared for the quarter ended June 30, 2016 and an increase of 12% over the quarterly distribution of $0.5025 per unit paid in November 2015. The distribution will be paid November 14, 2016 to unitholders of record as of the close of business on November 8, 2016. Sprague's 2016 distribution coverage through September 30th was 1.6 times.
Financial Results Conference Call
Management will review Sprague’s third quarter 2016 financial results in a teleconference call for analysts and investors today, November 7, 2016.

Date and Time:	November 7, 2016 at 1:00 PM ET

Dial-in numbers:	(866) 516-2130 (U.S. and Canada)

(678) 509-7612 (International)

Participation Code:	97948815
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com and will be archived on the website for one year from the date of webcast. Additionally, this quarterly earnings release and our Non-GAAP Measures Quarterly Supplement are available in the Investor Relations section of Sprague's website referenced above.

About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
Non-GAAP Financial Measures
To supplement the financial information presented in accordance with United States generally accepted accounting principles (“GAAP”), Sprague’s management uses certain non-GAAP financial measurements to evaluate its results of operations which include EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow. Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations.
Below please find a description of how Sprague defines EBITDA, adjusted gross margin, adjusted EBIDTA and distributable cash flow. Please see the table titled "Reconciliation of Non-GAAP Measures" for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
As EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash flow are measures not prepared in accordance with GAAP they should not be considered as alternatives to net income (loss), or operating income or any other measure of financial performance presented in accordance with GAAP. Additionally, Sprague's calculations of non-GAAP measures may not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies.
EBITDA
Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. EBITDA is used as a supplemental financial measure by external users of Sprague’s financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders;

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•	The viability of acquisitions and capital expenditure projects.
 Adjusted Gross Margin and Adjusted EBITDA
The Partnership trades, purchases, stores and sells energy commodities that experience market value fluctuations. To manage the Partnership’s underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin and adjusted EBITDA, which are non-GAAP financial measures. Adjusted gross margin and adjusted EBITDA are also used by external users of the Partnership’s consolidated financial statements to assess the Partnership’s economic results of operations and its commodity market value reporting to lenders. In determining adjusted gross margin and adjusted

EBITDA, the Partnership adjusts its segment results for the impact of unrealized hedging gains and losses with regard to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. These adjustments align the unrealized hedging gains and losses to the period in which the revenue from the sale of inventory, prepaid fixed forwards and the utilization of transportation contracts relating to those hedges is realized in net income (loss). Adjusted gross margin has no impact on reported volumes or net sales.
Adjusted gross margin and adjusted EBITDA are used as supplemental financial measures by management to describe its operations and economic performance to investors, trade suppliers, research analysts and commercial banks to assess:

•	The economic results of its operations;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.
Distributable Cash Flow
Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense, cash taxes, and maintenance capital expenditures. Distributable cash flow calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions expected to be paid to its unitholders. Distributable cash flow is also an important financial measure for Sprague’s unitholders since it serves as an indicator of its success in providing a return on investment. Additionally, distributable cash flow is utilized as a performance measure in certain of its compensation plans. Distributable cash flow indicates to investors whether or not Sprague can generate performance that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the distributions to a unitholder.
Forward Looking Statements
This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission

(“SEC”) on March 10, 2016, and in our subsequent Form 10-Q filings, as well as Form 8-K and other documents filed with the SEC.
Sprague does not provide guidance on expected net income (loss) (the GAAP financial measure most directly comparable to adjusted EBITDA) due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges.
Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this press release.
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This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of Sprague’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sprague’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
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(Financial Tables Below)

Sprague Resources LP
Summary Unaudited Financial Data
Three and Nine Months Ended September 30, 2016 and 2015

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	($ in thousands)
Statement of Operations Data:
Net sales	$422,779	$558,022	$1,623,173	$2,818,123
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	383,211	498,537	1,463,938	2,604,969
Operating expenses	15,725	17,870	49,078	54,394
Selling, general and administrative	19,735	19,894	62,099	71,193
Depreciation and amortization	5,329	5,188	16,001	15,365
Total operating costs and expenses	424,000	541,489	1,591,116	2,745,921
Operating (loss) income	(1,221)	16,533	32,057	72,202
Other (expense) income	(19)	—	(114)	514
Interest income	40	138	379	367
Interest expense	(6,685)	(6,399)	(20,179)	(20,624)
(Loss) income before income taxes	(7,885)	10,272	12,143	52,459
Income tax provision	(909)	(1,692)	(861)	(2,490)
Net (loss) income	(8,794)	8,580	11,282	49,969
Incentive distributions declared	(488)	(105)	(1,144)	(154)
Limited partners’ interest in net (loss) income	$(9,282)	$8,475	$10,138	$49,815
Net (loss) income per limited partner unit:
Common - basic	$(0.44)	$0.40	$0.48	$2.37
Common - diluted	$(0.44)	$0.39	$0.46	$2.32
Subordinated - basic and diluted	$(0.44)	$0.40	$0.48	$2.37
Units used to compute net (loss) income per limited partner unit:
Common - basic	11,229,805	10,999,848	11,189,987	10,965,400
Common - diluted	11,229,805	11,253,395	11,506,830	11,199,128
Subordinated - basic and diluted	10,071,970	10,071,970	10,071,970	10,071,970

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Nine Months Ended September 30, 2016 and 2015

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	237,510	287,574	978,264	1,303,092
Natural gas (MMBtus)	11,810	10,516	44,799	42,747
Materials handling (short tons)	764	790	2,016	1,859
Materials handling (gallons)	78,330	62,244	234,738	186,984
Net Sales:
Refined products	$350,528	$488,639	$1,331,197	$2,499,335
Natural gas	55,868	52,568	240,256	265,805
Materials handling	11,304	12,027	35,848	33,905
Other operations	5,079	4,788	15,872	19,078
Total net sales	$422,779	$558,022	$1,623,173	$2,818,123

Reconciliation of Operating (Loss) Income to Adjusted Gross Margin:
Operating (loss) income	$(1,221)	$16,533	$32,057	$72,202
Operating costs and expenses not allocated to operating segments:
Operating expenses	15,725	17,870	49,078	54,394
Selling, general and administrative	19,735	19,894	62,099	71,193
Depreciation and amortization	5,329	5,188	16,001	15,365
Add: unrealized loss (gain) on inventory	14,636	(575)	26,592	5,102
Add: unrealized (gain) loss on prepaid forward contracts	(120)	2,248	(1,161)	2,248
Add: unrealized loss (gain) on natural gas transportation contracts	672	(10,832)	5,221	(15,300)
Total adjusted gross margin:	$54,756	$50,326	$189,887	$205,204
Adjusted Gross Margin by Segment:
Refined products	$38,693	$31,852	$104,070	$124,101
Natural gas	2,773	4,423	43,734	40,556
Materials handling	11,305	12,027	35,826	33,899
Other operations	1,985	2,024	6,257	6,648
Total adjusted gross margin	$54,756	$50,326	$189,887	$205,204

Sprague Resources LP
Reconciliation of Non-GAAP Measures
Three and Nine Months Ended September 30, 2016 and 2015

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net (loss) income	$(8,794)	$8,580	$11,282	$49,969
Add/(Deduct):
Interest expense, net	6,645	6,261	19,800	20,257
Tax provision	909	1,692	861	2,490
Depreciation and amortization	5,329	5,188	16,001	15,365
EBITDA	$4,089	$21,721	$47,944	$88,081
Add: unrealized loss (gain) on inventory	14,636	(575)	26,592	5,102
Add: unrealized (gain) loss on prepaid forward contracts	(120)	2,248	(1,161)	2,248
Add: unrealized loss (gain) on natural gas transportation contracts	672	(10,832)	5,221	(15,300)
Adjusted EBITDA	$19,277	$12,562	$78,596	$80,131
Add/(Deduct):
Cash interest expense, net	(5,629)	(5,380)	(16,840)	(17,588)
Cash taxes	(385)	(531)	(930)	(1,717)
Maintenance capital expenditures	(3,329)	(2,172)	(7,065)	(7,166)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	641	1,099	1,664	5,231
Other	386	1,672	998	2,835
Distributable cash flow	$10,961	$7,250	$56,423	$61,726